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                                  EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 8-K into the following registration statements of StaffMark, Inc.: (1) Registration Statement (Form S-8 No. 333-29689) filed with the SEC on June 20, 1997; (2) Registration Statement (Form S-8 No. 333-30209) filed with the SEC on June 27, 1997; (3) Registration Statement (Form S-3 No. 333-51263) filed with the SEC on April 29, 1998; (4) Registration Statement (Form S-3 No. 333-56791) filed with the SEC on June 12, 1998; and (5) Registration Statement (Form S-3 No. 333-65283) filed with the
SEC on October 2, 1998. It should be noted that we have not audited any financial statements of StaffMark, Inc. subsequent to December 31, 1997, or performed any audit procedures subsequent to the date of our report.



                                                             ARTHUR ANDERSEN LLP

Little Rock Arkansas,
   October 14, 1998